UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2013

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 1900, Phoenix, Arizona		85004-4565
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements

On February 27, 2013, the Board of Directors of Viad Corp (the "Company") amended, effective February 27, 2013, the Employment Agreement, dated May 15, 2007, between the Company and Mr. Paul B. Dykstra, Chairman, President and Chief Executive Officer of the Company, to make clear that he is eligible for health and medical coverage prior to reaching the age of 55 at the level of benefits no less than the level in existence on December 31, 2012, and that he is eligible to receive post-termination medical coverage under the Company’s post-retirement medical coverage plan at the level of benefits no less than the level in existence on December 31, 2012 (collectively, the "Amendment No. 1 to Employment Agreement").

The Board also adopted a new Executive Severance Plan (Tier I - 2013), effective February 27, 2013, which eliminates an excise tax gross-up on severance payments in the event of a change in control, as defined by the Plan, and eliminates the modified single trigger (i.e., the right of a participant to receive benefits if they voluntarily terminate employment during the 30-day period following the first anniversary of the change of control). This Plan will be applicable to new executive officers of the Company in 2013 and thereafter.

The Board also amended, effective February 27, 2013, the Viad Corp Management Incentive Plan adopted pursuant to the 2007 Viad Corp Omnibus Incentive Plan (the "Management Incentive Plan") and the Viad Corp Performance Unit Incentive Plan adopted pursuant to the 2007 Viad Corp Omnibus Incentive Plan (the "Performance Unit Incentive Plan") only to update those plans to reflect the subsidiaries of the Company’s current two operating groups (the Travel & Recreation Group and the Marketing & Events Group).

The Board also established the Viad Corp Defined Contribution Supplemental Executive Retirement Plan, effective as of January 1, 2013 (the "DC SERP"), to replace the payment of annual lump-sum cash awards to Schedule B participants of the Viad Corp Supplemental Pension Plan (the "Pension Plan"), including a tax gross-up payment, which was eliminated in connection with the Board’s decision in 2012 to discontinue tax gross-up payments on perquisites and other compensation. The lump-sum awards were instituted in 2005 in connection with the Company’s spin-off of MoneyGram International, Inc. in 2004, at which time the credited service benefits for the Pension Plan’s participants were frozen. The DC SERP’s participants include Mr. Dykstra and Ms. Ellen M. Ingersoll, Chief Financial Officer of the Company.

The above description of the Amendment No. 1 to Employment Agreement, the Executive Severance Plan (Tier I - 2013), the Management Incentive Plan, the Performance Unit Incentive Plan and the DC SERP is qualified in its entirety by reference to the text of such documents, copies of which are attached hereto as Exhibits 10.A, 10.B, 10.C, 10.D and 10.E, respectively, and are incorporated herein in their entirety by this reference.

Item 8.01 Other Events.

On February 27, 2013, the Board of Directors adopted a policy prohibiting the Company’s directors, executive officers and employees from engaging in hedging transactions with respect to the Company’s securities, as well as a policy prohibiting directors and executive officers of the Company from pledging, or using as collateral, the Company's securities in order to secure personal loans or other obligations.

On February 28, 2013, the Amended and Restated Rights Agreement dated as of February 28, 2012 between the Company and Wells Fargo Bank, N.A. (formerly Wells Fargo Bank Minnesota, N.A.), as rights agent, expired pursuant to its terms.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.A – Copy of Amendment No. 1 to Employment Agreement between Viad Corp and Paul B. Dykstra, effective as of February 27, 2013.
10.B – Copy of Viad Corp Executive Severance Plan (Tier I - 2013), effective as of February 27, 2013.
10.C – Copy of Viad Corp Management Incentive Plan, amended as of February 27, 2013, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.
10.D – Copy of Viad Corp Performance Unit Incentive Plan, amended as of February 27, 2013, pursuant to the 2007 Viad Corp Omnibus Incentive Plan.
10.E – Copy of Viad Corp Defined Contribution Supplemental Executive Retirement Plan, effective as of January 1, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

March 5, 2013	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Chief Accounting Officer – Controller

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Exhibit Index

Exhibit No.	Description

10.A	Exb 10A
10.B	Exh 10B
10.C	Exb 10C
10.D	Exb 10D
10.E	Exb 10E